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                                                                    Exhibit 23.2





                        Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 1990 Long-Term Incentive Compensation Plan and to the incorporation by reference therein of our report dated August 12, 1994, with respect to the consolidated financial statements and schedules of CRSS Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1994, filed with the Securities and Exchange Commission.



                                        /s/ ERNST & YOUNG LLP



June 15, 1995